The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



       Subject to completion, Pricing Supplement dated September 23, 2004

PROSPECTUS Dated August 26, 2003                    Pricing Supplement No. 97 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-106789
Dated August 26, 2003                                    Dated            , 2004
                                                                  Rule 424(b)(3)

                                   $
                                Morgan Stanley


                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                           PLUS due January 30, 2006
         Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                Based on the Value of the Russell 2000(R) Index
                   Performance Leveraged Upside Securities(SM)
                                   ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the closing value of the Russell 2000(R) Index at maturity.

o    The principal amount and issue price of each PLUS is $10.

o    We will not pay interest on the PLUS.

o At maturity, if the final index value is greater than the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment equal to $10 plus the leveraged upside payment, which is equal to $10 multiplied by 300% of the percent increase in the value of the Russell 2000 Index, subject to a maximum payment at maturity, which is expected to be $11.35 to $11.65, or 113.5% to 116.5% of the issue price. The maximum payment at maturity will be determined on the day we price the PLUS for initial sale to the public. If the final index value is less than or equal to the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 multiplied by the index performance factor, which will be less than or equal to 1.0.

     o The percent increase in the value of the Russell 2000 Index will be equal to (i) the final index value minus the initial index value divided by (ii) the initial index value.

     o The index performance factor will be equal to (i) the final index value divided by (ii) the initial index value.

     o The initial index value is , the closing value of the Russell 2000 Index on the day we price the PLUS for initial sale to the public.

     o The final index value will equal the closing value of the Russell 2000 Index on the second scheduled trading day prior to the maturity date, which we refer to as the index valuation date.

o Investing in the PLUS is not equivalent to investing in the Russell 2000 Index or its component stocks.

o We will apply to list the PLUS to trade on the Nasdaq National Market under the proposed symbol "RUSL," but it is not possible to predict whether the application will be approved or, if approved, whether the application will be approved prior to the date on which we price the PLUS for initial sale to the public.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in"Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-7.

                            -----------------------

                               PRICE $10 PER PLUS

                            -----------------------




                     Price to       Agent's       Proceeds to
                       Public    Commissions(1)     Company
                    ----------   --------------   -----------
Per PLUS............    $              $               $
Total...............    $              $               $

(1) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PLUS, see the section of this pricing supplement called "Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the value of the Russell 2000 Index.

     "Russell 2000(R) Index" is a trademark of Frank Russell Company and has been licensed for use by Morgan Stanley. "Performance Leveraged Upside Securities" and "PLUS" are our service marks.


Each PLUS costs $10            We, Morgan Stanley, are offering Performance
                               Leveraged Upside Securities(SM) due January 30,
                               2006, Mandatorily Exchangeable for an Amount
                               Payable in U.S. Dollars Based on the Value of the Russell 2000(R) Index, which we refer to as the PLUS. The principal amount and issue price of each PLUS is $10.

                               The original issue price of the PLUS includes the agent's commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS. See "Risk Factors--The inclusion of commissions and projected profit of hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of PLUS--Use of Proceeds and Hedging."

No guaranteed return           Unlike ordinary debt securities, the PLUS do not
of principal; no interest      pay interest and do not guarantee any return of
                               principal at maturity. If the final index value
                               is less than the initial index value, we will
                               pay to you an amount in cash per PLUS that is
                               less than the $10 issue price of each PLUS by an
                               amount proportionate to the decrease in the
                               value of the Russell 2000 Index. The initial
                               index value is       , the closing value of the
                               Russell 2000 Index on the day we price the PLUS for initial sale to the public. The final index value will be the closing value of the Russell
                               2000 Index on the second scheduled trading day prior to the maturity date, which we refer to as the index valuation date. If a market disruption event occurs on the scheduled index valuation date or the scheduled index valuation date is not otherwise a trading day, the maturity date will be postponed until the second scheduled trading day following the index valuation date as postponed.

Payment at maturity            At maturity, you will receive for each $10
based on the Russell 2000      principal amount of PLUS that you hold an amount
Index                          in cash based upon the value of the Russell 2000
                               Index, determined as follows:

                               o If the final index value is greater than the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                  $10 + leveraged upside payment,

                                    subject to a maximum payment at maturity of $11.35 to $11.65, or 113.5% to
                                    116.5% of the issue price,

                                    where,

                                      leveraged upside payment = ($10 x 300% x index percent increase)

                                    and

                                                                      final index value - initial index value
                                      index percent increase  =     -------------------------------------
                                                                            initial index value

                               o If the final index value is less than or equal to the initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                  $10 x index performance factor

                                  where,
                                                              final index value
                                  index performance factor = -------------------
                                                             initial index value

                                  Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

                               On PS-6, we have provided a graph titled
                               "Hypothetical Payouts on the PLUS at Maturity," which illustrates the performance of the PLUS at maturity assuming a hypothetical initial index value and a range of hypothetical percentage changes in the index. The graph does not show every situation that may occur.

                               You can review the historical values of the Russell 2000 Index in the section of this pricing supplement called "Description of PLUS--Historical Information." The payment of dividends on the stocks that underlie the Russell 2000 Index is not reflected in the level of the Russell 2000 Index and, therefore, has no effect on the calculation of the payment at maturity.

                               Investing in the PLUS is not equivalent to investing in the Russell 2000 Index or its component stocks.

Your return on the PLUS is     The return investors realize on the PLUS is at
limited by the maximum         limited by the maximum maturity. The maximum
payment at maturity            payment of each PLUS is expected to be $11.35 to
                               payment at maturity $11.65, or 113.5% to 116.5% of the issue price. The maximum payment at maturity will be determined on the day we price the PLUS for initial sale to the public. Because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the final index value exceeds 104.5% to 105.5% of the initial index value. See "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

MS & Co. will be the           We have appointed our affiliate, Morgan Stanley
Calculation Agent              & Co. Incorporated or its successors, Maturity"
                               on PS-6. which we refer to as MS & Co., to act as calculation agent for JPMorgan Chase Bank
                               (formerly known as The Chase Manhattan Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the initial index value, the final index value, the percentage change in the Russell 2000 Index, the payment to you at maturity and whether a market disruption event has occurred.

Where you can find more        The PLUS are senior notes issued as part of our
information on the PLUS        Series C medium-term note program. You can find
                               a general description of our Series C
                               medium-term note program in the accompanying prospectus supplement dated August 26, 2003. We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of Notes-Fixed Rate Notes" and "-Exchangeable Notes."

                               Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the PLUS, you should read the "Description of PLUS" section in this pricing supplement. You should also read about some of the risks involved in investing in PLUS in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as these differ from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us                You may contact your local Morgan Stanley branch
                               office or our principal executive offices at 1585 Broadway, New York, New York 10036
                               (telephone number (212) 761-4000).

                  HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payout on the PLUS at maturity for a range of hypothetical percentage changes in the index. The PLUS Zone illustrates the leveraging effect of the leveraged upside payment taking into account the maximum payment at maturity. The graph is based on the following hypothetical terms:

     o     Issue Price per PLUS:    $10.00

     o     Leverage Percentage:     300%

     o     Maximum Payment at Maturity:       $11.50 (115% of the Issue Price)

     Where the final index value is greater than the initial index value, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 plus the leveraged upside payment, subject to the maximum payment at maturity. Where the final index value is less than or equal to the initial index value, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 multiplied by the index performance factor.

     Because you will not receive more than the maximum payment at maturity, in the hypothetical example below you will realize the maximum leveraged upside payment at a final index value of 105% of the hypothetical initial index value. For example, if the hypothetical initial index value were equal to 570, you would realize the maximum leveraged upside payment at a final index value of approximately 598.5. In addition, you will not share in the performance of the index at final index values above 115% of the hypothetical initial index value.

                               [GRAPHIC OMITTED]

                                  RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS do not pay interest or guarantee any return of principal at maturity. The return investors realize on the PLUS is limited by the maximum payment at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.


PLUS do not pay interest or       The terms of the PLUS differ from those of
guarantee return of principal     ordinary debt securities in that we will not
                                  pay you interest on the PLUS or guarantee to pay you the principal amount of the PLUS at maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the final index value. If the final index value is greater than the initial index value, you will receive an amount in cash equal to $10 plus the leveraged upside payment, subject to a maximum payment at maturity of $11.35 to $11.65, or 113.5% to
                                  116.5% of the issue price. The maximum
                                  payment at maturity will be determined on the day we price the PLUS for initial sale to the public. If the final index value is less than the initial index value, you will lose money on your investment; you will receive an amount in cash that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the Russell 2000 Index. See "Hypothetical
                                  Payouts on the PLUS at Maturity" on PS-6.

Your appreciation                 The appreciation potential of the PLUS is
potential is limited              limited by the maximum payment at maturity of
                                  $11.35 to $11.65, or 113.5% to 116.5% of the
                                  issue price. As a result, you will not share in any appreciation of the Russell 2000 Index above 113.5% to 116.5% of the value of the Russell 2000 Index on the day we price the PLUS for initial sale to the public. In addition, because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the final index value exceeds
                                  104.5% to 105.5% of the initial index value.
                                  See "Hypothetical Payouts on the PLUS at
                                  Maturity" on PS-6.

Secondary trading                 There may be little or no secondary market
may be limited                    for the PLUS. Although we will apply to list
                                  the PLUS on the Nasdaq National Market, we may not meet the requirements for listing.
                                  Even if there is a secondary market, it may not provide sufficient liquidity to allow you to trade or sell the PLUS easily. MS & Co.
                                  currently intends to act as a market maker for the PLUS but is not required to do so. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your PLUS would likely be lower than if an active market existed.

Market price of the               Several factors, many of which are beyond our
PLUS may be influenced            control, will influence the value of the PLUS
by many unpredictable             in the secondary market and the price at
factors                           which MS & Co. may be willing to purchase or
                                  sell the PLUS in the secondary market,
                                  including:

                                    o  the value of the Russell 2000 Index at
                                       any time

                                    o  the volatility (frequency and magnitude
                                       of changes in value) of the Russell 2000
                                       Index

                                    o  interest and yield rates in the market

                                     o  the dividend rate on the stocks
                                        underlying the Russell 2000 Index

                                     o  geopolitical conditions and economic,
                                        financial, political, regulatory or
                                        judicial events that affect the
                                        securities underlying the Russell 2000
                                        Index or stock markets generally and
                                        which may affect the final index value

                                     o  the time remaining until the PLUS
                                        mature

                                     o  our creditworthiness

                                  Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the principal amount if at the time of sale the Russell 2000 Index is at or below the initial index value or if market interest rates rise.

                                  You cannot predict the future performance of the Russell 2000 Index based on its historical performance. The value of the Russell 2000 Index may decrease so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount proportionate to the decrease in the value of the Russell 2000 Index. In addition, there can be no assurance that the value of the Russell 2000 Index will increase so that you will receive at maturity an amount in excess of the principal amount of the PLUS. Nor can there be any assurance that the value of the Russell 2000 Index will not increase beyond 113.5% to 116.5% of the initial index value, in which case you will only receive the maximum payment at maturity. You will no longer share in the performance of the Russell 2000 Index at index values above 113.5% to 116.5% of the initial index value.

The inclusion of commissions      Assuming no change in market conditions or
and projected profit from         any other relevant factors, the price, if
hedging in the original issue     any, at which MS & Co. is willing to purchase
price is likely to adversely      PLUS in secondary market transactions will
affect secondary market           likely be lower than the original issue
prices                            price, since the original issue price
                                  included, and secondary market prices are likely to exclude, commissions paid with respect to the PLUS, as well as the projected profit included in the cost of hedging our obligations under the PLUS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Adjustments to the Russell        Frank Russell Company is responsible for
2000 Index could adversely        calculating and maintaining the Russell 2000
affect the value of the PLUS      Index. Frank Russell Company can add, delete
                                  or substitute the stocks underlying the
                                  Russell 2000 Index or make other
                                  methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the Russell 2000 Index. Any of these actions could adversely affect the value of the PLUS.

                                  Frank Russell Company may discontinue or suspend calculation or publication of the Russell 2000 Index. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued Russell 2000 Index. MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the closing prices at maturity of the stocks underlying the Russell 2000 Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the Russell 2000 Index last in effect prior to discontinuance of the Russell 2000 Index.

The economic interests of the     The economic interests of the calculation
calculation agent and other       agent and other affiliates of ours are
affiliates of ours are            potentially adverse to your interests as an
potentially adverse to your       investor in the PLUS.
interests
                                  As calculation agent, MS & Co. will determine the initial index value and the final index value, and calculate the amount of cash, if any, you will receive at maturity.
                                  Determinations made by MS & Co., in its
                                  capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the Russell 2000 Index, may affect the payout to you at maturity. See the sections of this pricing supplement called
                                  "Description of PLUS--Market Disruption
                                  Event" and "--Discontinuance of the Russell
                                  2000 Index; Alteration of Method of
                                  Calculation."

                                  The original issue price of the PLUS includes the agent's commissions and certain costs of hedging our obligations under the PLUS. The subsidiaries through which we hedge our obligations under the PLUS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Investing in the PLUS is not      Investing in the PLUS is not equivalent to
equivalent to investing in the    investing in the Russell 2000 Index or its
Russell 2000 Index                component stocks. As an investor in the PLUS,
                                  you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the Russell 2000 Index.

Hedging and trading activity      We expect that MS & Co. and other affiliates
by the calculation agent and      of ours will carry out hedging activities
its affiliates could potentially  related to the PLUS (and possibly to other
adversely affect the value of     instruments linked to the Russell 2000 Index
the PLUS                          or its component stocks), including trading
                                  in the stocks underlying the Russell 2000
                                  Index as well as in other instruments related to the Russell 2000 Index. MS & Co. and some of our other subsidiaries also trade the stocks underlying the Russell 2000 Index and other financial instruments related to the Russell 2000 Index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we price the PLUS for initial sale to the public could potentially increase the initial index value, therefore, the value at which the Russell
                                  2000 Index must close on the index valuation date before you receive a payment at maturity that exceeds the principal amount of the PLUS. Additionally, such hedging or trading activities during the term of the PLUS could potentially affect the value of the Russell
                                  2000 Index on the index valuation date and, accordingly, the amount of cash you will receive at maturity.

Because the characterization      You should also consider the U.S. federal
of the PLUS for U.S. federal      income tax consequences of investing in the
income tax purposes is            PLUS. There is no direct legal authority as
uncertain, the material U.S.      to the proper tax treatment of the PLUS, and
federal income tax                consequently our special tax counsel is
consequences of an                unable to render an opinion as to their
investment in the PLUS are        proper characterization for U.S. federal
uncertain                         income tax purposes. Significant aspects of
                                  the tax treatment of the PLUS are uncertain.
                                  Pursuant to the terms of the PLUS, you have agreed with us to treat a PLUS as a single financial contract, as described in the section of this pricing supplement called
                                  "Description of PLUS--United States Federal
                                  Income Taxation--General." If
                                  the Internal Revenue Service (the "IRS") were successful in asserting an alternative characterization for the PLUS, the timing and character of income or loss with respect to the PLUS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of
                                  PLUS--United States Federal Income Taxation."

                                  If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation--Non-U.S. Holders."

                                  You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PLUS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                              DESCRIPTION OF PLUS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PLUS" refers to each $10 principal amount of our PLUS due January 30, 2006, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the Russell 2000(R) Index. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount.........................  $

Original Issue Date (Settlement Date)..............              , 2004

Maturity Date......................................  January 30, 2006, subject to extension in accordance
                                                     with the following
                                                     paragraph in the event of
                                                     a Market Disruption Event
                                                     on the scheduled Index
                                                     Valuation Date.

                                                     If due to a Market
                                                     Disruption Event or
                                                     otherwise, the Index
                                                     Valuation Date is
                                                     postponed, the Maturity
                                                     Date will be the second
                                                     scheduled Trading Day
                                                     following the Index
                                                     Valuation Date as
                                                     postponed. See "--Index
                                                     Valuation Date" below.

Issue Price........................................  $10 per PLUS

Denominations......................................  $10 and integral multiples thereof

CUSIP Number.......................................  61746S331

Interest Rate......................................  None

Specified Currency.................................  U.S. dollars

Payment at Maturity................................  At maturity, upon delivery of the PLUS to the
                                                     Trustee, we will pay with
                                                     respect to the $10
                                                     principal amount of each
                                                     PLUS an amount in cash
                                                     equal to (i) if the Final
                                                     Index Value is greater
                                                     than the Initial Index
                                                     Value, the lesser of (a)
                                                     $10 plus the Leveraged
                                                     Upside Payment and (b) the
                                                     Maximum Payment at
                                                     Maturity or (ii) if the
                                                     Final Index Value is less
                                                     than or equal to the
                                                     Initial Index Value, $10
                                                     times the Index
                                                     Performance Factor. See
                                                     "--Discontinuance of the
                                                     Russell 2000 Index;
                                                     Alteration of Method of
                                                     Calculation" below.

                                                     We shall, or shall cause
                                                     the Calculation Agent to,
                                                     (i) provide written notice
                                                     to the Trustee and to the
                                                     Depository Trust Company,
                                                     which we refer to as DTC,
                                                     of the amount of cash to
                                                     be delivered with respect
                                                     to the $10 principal
                                                     amount of each PLUS, on or
                                                     prior to 10:30 a.m. on the
                                                     Trading Day preceding the
                                                     Maturity Date (but if such
                                                     Trading Day is not a
                                                     Business Day, prior to the
                                                     close of business on the
                                                     Business Day preceding the
                                                     Maturity Date), and (ii)
                                                     deliver the aggregate cash
                                                     amount due with respect to
                                                     the PLUS to the Trustee
                                                     for delivery to DTC, as
                                                     holder of the PLUS, on the
                                                     Maturity Date. We expect
                                                     such amount of cash will
                                                     be distributed to
                                                     investors on the Maturity
                                                     Date in accordance with
                                                     the standard rules and
                                                     procedures of DTC and its
                                                     direct and indirect
                                                     participants. See "--Book
                                                     Entry

                                                     Note or Certificated Note"
                                                     below, and see "The
                                                     Depositary" in the
                                                     accompanying prospectus
                                                     supplement.

Leveraged Upside Payment ..........................  The product of (i) $10 and
                                                     (ii) 300% and (iii) the
                                                     Index Percent Increase.

Maximum Payment at Maturity........................  $11.35 to $11.65. The
                                                     Maximum Payment at
                                                     Maturity will be
                                                     determined on the day we
                                                     price the PLUS for initial
                                                     sale to the public.

Index Percent Increase.............................  A fraction, the numerator of which is the Final
                                                     Index Value minus the
                                                     Initial Index Value and
                                                     the denominator of which
                                                     is the Initial Index
                                                     Value.

Index Performance Factor...........................  A fraction, the numerator of which is the Final
                                                     Index Value and the
                                                     denominator of which is
                                                     the Initial Index Value.

Final Index Value..................................  The Index Closing Value of
                                                     the Russell 2000 Index on
                                                     the Index Valuation Date.

Index Valuation Date...............................  The Index Valuation Date
                                                     will be the second
                                                     scheduled Trading Day
                                                     prior to the Maturity
                                                     Date, subject to
                                                     adjustment for Market
                                                     Disruption Events as
                                                     described in the following
                                                     paragraph.

                                                     If there is a Market
                                                     Disruption Event on the
                                                     scheduled Index Valuation
                                                     Date, the Index Valuation
                                                     Date will be the
                                                     immediately succeeding
                                                     Trading Day during which
                                                     no Market Disruption Event
                                                     shall have occurred.

Initial Index Value................................                 , which is
                                                     the Index Closing Value on
                                                     the day we price the PLUS
                                                     for initial sale to the
                                                     public.

Index Closing Value................................  The Index Closing Value on
                                                     any Trading Day will equal
                                                     the closing value of the
                                                     Russell 2000 Index or any
                                                     Successor Index (as
                                                     defined under
                                                     "--Discontinuance of the
                                                     Russell 2000 Index;
                                                     Alteration of Method of
                                                     Calculation" below)
                                                     published at the regular
                                                     weekday close of trading
                                                     on that Trading Day. In
                                                     certain circumstances, the
                                                     Index Closing Value will
                                                     be based on the alternate
                                                     calculation of the Russell
                                                     2000 Index described under
                                                     "--Discontinuance of the
                                                     Russell 2000 Index;
                                                     Alteration of Method of
                                                     Calculation."

Trading Day........................................ A day, as determined by the Calculation Agent, on
                                                     which trading is generally
                                                     conducted on the New York
                                                     Stock Exchange, Inc.
                                                     ("NYSE"), the American
                                                     Stock Exchange LLC (the
                                                     "AMEX"), the Nasdaq
                                                     National Market, the
                                                     Chicago Mercantile
                                                     Exchange and the Chicago
                                                     Board of Options Exchange
                                                     and in the over-the-
                                                     counter market for equity
                                                     securities in the United
                                                     States.

Book Entry Note or Certificated Note...............  Book Entry. The PLUS will be issued in the form of
                                                     one or more fully
                                                     registered global
                                                     securities which will be
                                                     deposited with, or on
                                                     behalf of, DTC and will be
                                                     registered in the name of
                                                     a nominee of DTC. DTC's
                                                     nominee will be the only
                                                     registered
                                                     holder of the PLUS. Your
                                                     beneficial interest in the
                                                     PLUS will be evidenced
                                                     solely by entries on the
                                                     books of the securities
                                                     intermediary acting on
                                                     your behalf as a direct or
                                                     indirect participant in
                                                     DTC. In this pricing
                                                     supplement, all references
                                                     to payments or notices to
                                                     you will mean payments or
                                                     notices to DTC, as the
                                                     registered holder of the
                                                     PLUS, for distribution to
                                                     participants in accordance
                                                     with DTC's procedures. For
                                                     more information regarding
                                                     DTC and book entry notes,
                                                     please read "The
                                                     Depositary" in the
                                                     accompanying prospectus
                                                     supplement and "Form of
                                                     Securities--Global
                                                     Securities--Registered
                                                     Global Securities" in the
                                                     accompanying prospectus.

Senior Note or Subordinated Note...................  Senior

Trustee............................................  JPMorgan Chase Bank
                                                     (formerly known as The
                                                     Chase Manhattan Bank)

Agent..............................................  Morgan Stanley & Co.
                                                     Incorporated and its
                                                     successors ("MS & Co.")

Calculation Agent..................................  MS & Co.

                                                     All determinations made by
                                                     the Calculation Agent will
                                                     be at the sole discretion
                                                     of the Calculation Agent
                                                     and will, in the absence
                                                     of manifest error, be
                                                     conclusive for all
                                                     purposes and binding on
                                                     you, the Trustee and us.

                                                     All calculations with
                                                     respect to the Payment at
                                                     Maturity, if any, will be
                                                     rounded to the nearest one
                                                     hundred-thousandth, with
                                                     five one-millionths
                                                     rounded upward (e.g.,
                                                     .876545 would be rounded
                                                     to .87655); all dollar
                                                     amounts related to
                                                     determination of the
                                                     amount of cash payable per
                                                     PLUS will be rounded to
                                                     the nearest
                                                     ten-thousandth, with five
                                                     one hundred-thousandths
                                                     rounded upward (e.g.,
                                                     .76545 would be rounded up
                                                     to .7655); and all dollar
                                                     amounts paid on the
                                                     aggregate number of PLUS
                                                     will be rounded to the
                                                     nearest cent, with
                                                     one-half cent rounded
                                                     upward.

                                                     Because the Calculation
                                                     Agent is our subsidiary,
                                                     the economic interests of
                                                     the Calculation Agent and
                                                     its affiliates may be
                                                     adverse to your interests
                                                     as an investor in the
                                                     PLUS, including with
                                                     respect to certain
                                                     determinations and
                                                     judgments that the
                                                     Calculation Agent must
                                                     make in determining the
                                                     Initial Index Value, the
                                                     Final Index Value or
                                                     whether a Market
                                                     Disruption Event has
                                                     occurred. See
                                                     "--Discontinuance of the
                                                     Russell 2000 Index;
                                                     Alteration of Method of
                                                     Calculation" and "--Market
                                                     Disruption Event" below.
                                                     MS & Co. is obligated to
                                                     carry out its duties and
                                                     functions as Calculation
                                                     Agent in good faith and
                                                     using its reasonable
                                                     judgment.

Market Disruption Event............................  "Market Disruption Event"
                                                     means, with respect to the
                                                     Russell 2000 Index:

                                                          (i) the occurrence or
                                                          existence of a
                                                          suspension, absence
                                                          or material
                                                          limitation of trading
                                                          of stocks then
                                                          constituting 20
                                                          percent or more of
                                                          the level of the
                                                          Russell 2000 Index
                                                          (or the Successor
                                                          Index) on the
                                                          Relevant Exchanges
                                                          for such securities
                                                          for more than two
                                                          hours of trading or
                                                          during the one-half
                                                          hour period preceding
                                                          the close of the
                                                          principal trading
                                                          session on such
                                                          Relevant Exchange; or
                                                          a breakdown or
                                                          failure in the price
                                                          and trade reporting
                                                          systems of any
                                                          Relevant Exchange as
                                                          a result of which the
                                                          reported trading
                                                          prices for stocks
                                                          then constituting 20
                                                          percent or more of
                                                          the level of the
                                                          Russell 2000 Index
                                                          (or the Successor
                                                          Index) during the
                                                          last one-half hour
                                                          preceding the close
                                                          of the principal
                                                          trading session on
                                                          such Relevant
                                                          Exchange are
                                                          materially
                                                          inaccurate; or the
                                                          suspension, material
                                                          limitation or absence
                                                          of trading on any
                                                          major U.S. securities
                                                          market for trading in
                                                          futures or options
                                                          contracts or exchange
                                                          traded funds related
                                                          to the Russell 2000
                                                          Index (or the
                                                          Successor Index) for
                                                          more than two hours
                                                          of trading or during
                                                          the one-half hour
                                                          period preceding the
                                                          close of the
                                                          principal trading
                                                          session on such
                                                          market, in each case
                                                          as determined by the
                                                          Calculation Agent in
                                                          its sole discretion;
                                                          and

                                                          (ii) a determination
                                                          by the Calculation
                                                          Agent in its sole
                                                          discretion that any
                                                          event described in
                                                          clause (i) above
                                                          materially interfered
                                                          with our ability or
                                                          the ability of any of
                                                          our affiliates to
                                                          unwind or adjust all
                                                          or a material portion
                                                          of the hedge position
                                                          with respect to the
                                                          PLUS.

                                                     For the purpose of
                                                     determining whether a
                                                     Market Disruption Event
                                                     exists at any time, if
                                                     trading in a security
                                                     included in the Russell
                                                     2000 Index is materially
                                                     suspended or materially
                                                     limited at that time, then
                                                     the relevant percentage
                                                     contribution of that
                                                     security to the level of
                                                     the Russell 2000 Index
                                                     shall be based on a
                                                     comparison of (x) the
                                                     portion of the value of
                                                     the Russell 2000 Index
                                                     attributable to that
                                                     security relative to (y)
                                                     the overall value of the
                                                     Russell 2000 Index, in
                                                     each case immediately
                                                     before that suspension or
                                                     limitation.

                                                     For the purpose of
                                                     determining whether a
                                                     Market Disruption Event
                                                     has occurred: (1) a
                                                     limitation on the hours or
                                                     number of days of trading
                                                     will not constitute a
                                                     Market Disruption Event if
                                                     it results from an
                                                     announced change in the
                                                     regular business hours of
                                                     the relevant exchange or
                                                     market, (2) a decision to
                                                     permanently discontinue
                                                     trading in the relevant
                                                     futures or options
                                                     contract or exchange
                                                     traded fund will not
                                                     constitute a Market
                                                     Disruption Event, (3)
                                                     limitations pursuant to
                                                     the rules of any Relevant
                                                     Exchange similar to NYSE
                                                     Rule 80A (or any
                                                     applicable rule or
                                                     regulation enacted or
                                                     promulgated by any other
                                                     self-regulatory
                                                     organization or any
                                                     government agency of scope
                                                     similar to NYSE Rule 80A
                                                     as determined by the
                                                     Calculation Agent) on
                                                     trading during significant
                                                     market fluctuations will
                                                     constitute a suspension,
                                                     absence or material
                                                     limitation of trading, (4)
                                                     a suspension of trading in
                                                     futures or options
                                                     contracts on the

                                                     Russell 2000 Index by the
                                                     primary securities market
                                                     trading in such contracts
                                                     by reason of (a) a price
                                                     change exceeding limits
                                                     set by such securities
                                                     exchange or market, (b) an
                                                     imbalance of orders
                                                     relating to such contracts
                                                     or (c) a disparity in bid
                                                     and ask quotes relating to
                                                     such contracts will
                                                     constitute a suspension,
                                                     absence or material
                                                     limitation of trading in
                                                     futures or options
                                                     contracts related to the
                                                     Russell 2000 Index and (5)
                                                     a "suspension, absence or
                                                     material limitation of
                                                     trading" on any Relevant
                                                     Exchange or on the primary
                                                     market on which futures or
                                                     options contracts related
                                                     to the Russell 2000 Index
                                                     are traded will not
                                                     include any time when such
                                                     securities market is
                                                     itself closed for trading
                                                     under ordinary
                                                     circumstances.

Relevant Exchange..................................  "Relevant Exchange" means the primary U.S. organized
                                                     exchange or market of
                                                     trading for any security
                                                     (or any combination
                                                     thereof) then included in
                                                     the Russell 2000 Index or
                                                     any Successor Index.

Alternate Exchange Calculation
in Case of an Event of Default.....................  In case an event of default with respect to
                                                     the PLUS shall have
                                                     occurred and be
                                                     continuing, the amount
                                                     declared due and payable
                                                     per PLUS upon any
                                                     acceleration of the PLUS
                                                     (an "Event of Default
                                                     Acceleration") shall be
                                                     determined by the
                                                     Calculation Agent and
                                                     shall be an amount in cash
                                                     equal to the Payment at
                                                     Maturity calculated using
                                                     the Index Closing Value as
                                                     of the date of
                                                     acceleration as the Final
                                                     Index Value.

                                                     If the maturity of the
                                                     PLUS is accelerated
                                                     because of an event of
                                                     default as described
                                                     above, we shall, or shall
                                                     cause the Calculation
                                                     Agent to, provide written
                                                     notice to the Trustee at
                                                     its New York office, on
                                                     which notice the Trustee
                                                     may conclusively rely, and
                                                     to DTC of the cash amount
                                                     due with respect to the
                                                     PLUS as promptly as
                                                     possible and in no event
                                                     later than two Business
                                                     Days after the date of
                                                     acceleration.

Russell 2000 Index.................................  We have derived all information contained in
                                                     this pricing supplement
                                                     regarding the Russell 2000
                                                     Index, including, without
                                                     limitation, its make-up,
                                                     method of calculation and
                                                     changes in its components,
                                                     from publicly available
                                                     information. Such
                                                     information reflects the
                                                     policies of, and is
                                                     subject to change by,
                                                     Frank Russell Company. The
                                                     Russell 2000 Index was
                                                     developed by Frank Russell
                                                     Company and is calculated,
                                                     maintained and published
                                                     by Frank Russell Company.
                                                     We make no representation
                                                     or warranty as to the
                                                     accuracy or completeness
                                                     of such information.

                                                     The Russell 2000 Index is
                                                     an index calculated,
                                                     published and disseminated
                                                     by Frank Russell Company,
                                                     and measures the composite
                                                     price performance of
                                                     stocks of 2,000 companies
                                                     (the "Component Stocks")
                                                     domiciled in the U.S. and
                                                     its territories. All 2,000
                                                     stocks are traded on
                                                     either the NYSE or the
                                                     AMEX or in the
                                                     over-the-counter market
                                                     and are 2000 of the
                                                     smallest securities that
                                                     form the Russell 3000(R)
                                                     Index. The Russell 3000

                                                     Index is composed of the
                                                     3,000 largest U.S.
                                                     companies as determined by
                                                     market capitalization and
                                                     represents approximately
                                                     98% of the U.S. equity
                                                     market.

                                                     The Russell 2000 Index
                                                     consists of the smallest
                                                     2,000 companies included
                                                     in the Russell 3000 Index
                                                     and represents
                                                     approximately 8% of the
                                                     total market
                                                     capitalization of the
                                                     Russell 3000 Index. The
                                                     Russell 2000 Index is
                                                     designed to track the
                                                     performance of the small
                                                     capitalization segment of
                                                     the U.S. equity market.

                                                     Selection of stocks
                                                     underlying the Russell
                                                     2000 Index. The Russell
                                                     2000 Index is a sub-group
                                                     of the Russell 3000 Index.
                                                     To be eligible for
                                                     inclusion in the Russell
                                                     3000 Index, and,
                                                     consequently, the Russell
                                                     2000 Index, a company's
                                                     stocks must be listed on
                                                     May 31 of a given year and
                                                     Frank Russell Company must
                                                     have access to
                                                     documentation verifying
                                                     the company's eligibility
                                                     for inclusion. Beginning
                                                     September, 2004, eligible
                                                     initial public offerings
                                                     are added to Russell U.S.
                                                     indexes at the end of each
                                                     calendar quarter, based on
                                                     total market
                                                     capitalization rankings
                                                     within the market-adjusted
                                                     capitalization breaks
                                                     established during the
                                                     most recent
                                                     reconstitution. To be
                                                     added to any Russell U.S.
                                                     index during a quarter
                                                     outside of reconstitution,
                                                     initial public offerings
                                                     must meet additional
                                                     eligibility criteria.

                                                     Only common stocks
                                                     belonging to corporations
                                                     domiciled in the U.S. and
                                                     its territories are
                                                     eligible for inclusion in
                                                     the Russell 3000 Index
                                                     and, consequently, the
                                                     Russell 2000 Index. The
                                                     following securities are
                                                     specifically excluded from
                                                     the Russell 2000 Index:
                                                     (i) stocks traded on U.S.
                                                     exchanges but domiciled in
                                                     other countries; (ii)
                                                     preferred and convertible
                                                     preferred stock,
                                                     redeemable shares,
                                                     participating preferred
                                                     stock, warrants and
                                                     rights; and (iii) trust
                                                     receipts, royalty trusts,
                                                     limited liability
                                                     companies, OTC Bulletin
                                                     Board companies, pink
                                                     sheets, closed-end mutual
                                                     funds and limited
                                                     partnerships that are
                                                     traded on U.S. exchanges.
                                                     In addition, Berkshire
                                                     Hathaway is excluded as a
                                                     special exception.

                                                     The primary criteria used
                                                     to determine the initial
                                                     list of securities
                                                     eligible for the Russell
                                                     3000 Index is total market
                                                     capitalization, which is
                                                     defined as the price of
                                                     the shares times the total
                                                     number of available
                                                     shares. All common stock
                                                     share classes are combined
                                                     in determining market
                                                     capitalization. If
                                                     multiple share classes
                                                     have been combined, the
                                                     price of the primary
                                                     vehicle (usually the most
                                                     liquid) is used in the
                                                     calculations. In cases
                                                     where the common stock
                                                     share classes act
                                                     independently of each
                                                     other (e.g., tracking
                                                     stocks), each class is
                                                     considered for inclusion
                                                     separately. Stocks must
                                                     trade at or above $1.00 on
                                                     May 31 of each year to be
                                                     eligible for inclusion in
                                                     the Russell 2000 Index.
                                                     However, if a stock falls
                                                     below $1.00 intra-year, it
                                                     will not be removed until
                                                     the next reconstitution if
                                                     it is still trading below
                                                     $1.00.

                                                     The Russell 2000 Index is
                                                     reconstituted annually to
                                                     reflect changes in the
                                                     marketplace. The list of
                                                     companies is ranked based
                                                     on May 31 total market
                                                     capitalization, with the
                                                     actual reconstitution
                                                     effective on the first
                                                     trading day following the
                                                     final Friday of June each
                                                     year. Changes in the
                                                     constituents are
                                                     preannounced and subject
                                                     to change if any corporate
                                                     activity occurs or if any
                                                     new information is
                                                     received prior to release.

                                                     Capitalization
                                                     Adjustments. As a
                                                     capitalization-weighted
                                                     index, the Russell 2000
                                                     Index reflects changes in
                                                     the capitalization, or
                                                     market value, of the
                                                     Component Stocks relative
                                                     to the capitalization on a
                                                     base date. The current
                                                     Russell 2000 Index value
                                                     is calculated by adding
                                                     the market values of the
                                                     Russell 2000 Index's
                                                     Component Stocks, which
                                                     are derived by multiplying
                                                     the price of each stock by
                                                     the number of available
                                                     shares, to arrive at the
                                                     total market
                                                     capitalization of the
                                                     2,000 stocks. The total
                                                     market capitalization is
                                                     then divided by a divisor,
                                                     which represents the
                                                     "adjusted" capitalization
                                                     of the Russell 2000 Index
                                                     on the base date of
                                                     December 31, 1986. To
                                                     calculate the Russell 2000
                                                     Index, last sale prices
                                                     will be used for
                                                     exchange-traded and NASDAQ
                                                     stocks. If a component
                                                     stock is not open for
                                                     trading, the most recently
                                                     traded price for that
                                                     security will be used in
                                                     calculating the Russell
                                                     2000 Index. In order to
                                                     provide continuity for the
                                                     Russell 2000 Index's
                                                     value, the divisor is
                                                     adjusted periodically to
                                                     reflect events including
                                                     changes in the number of
                                                     common shares outstanding
                                                     for Component Stocks,
                                                     company additions or
                                                     deletions, corporate
                                                     restructurings and other
                                                     capitalization changes.

                                                     Available shares are
                                                     assumed to be shares
                                                     available for trading.
                                                     Exclusion of
                                                     capitalization held by
                                                     other listed companies and
                                                     large holdings of private
                                                     investors (10% or more) is
                                                     based on information
                                                     recorded in Securities and
                                                     Exchange Commission (the
                                                     "Commission") corporate
                                                     filings. Other sources are
                                                     used in cases of missing
                                                     or questionable data.

                                                     The following types of
                                                     shares are considered
                                                     unavailable for the
                                                     purposes of capitalization
                                                     determinations:

                                                     o    ESOP or LESOP shares
                                                          - corporations that
                                                          have Employee Stock
                                                          Ownership Plans that
                                                          comprise 10% or more
                                                          of the shares
                                                          outstanding are
                                                          adjusted;

                                                     o    Corporate cross-owned
                                                          shares - when shares
                                                          of a company in the
                                                          index are held by
                                                          another company also
                                                          in the index, this is
                                                          considered corporate
                                                          cross-ownership. Any
                                                          percentage held in
                                                          this class will be
                                                          adjusted;

                                                     o    Large private and
                                                          corporate shares -
                                                          large private and
                                                          corporate holdings
                                                          are defined as those
                                                          shares held by an
                                                          individual, a group
                                                          of individuals acting
                                                          together or a
                                                          corporation not in
                                                          the index that own
                                                          10% or more of the
                                                          shares outstanding.
                                                          However, not to be
                                                          included in this
                                                          class are
                                                          institutional
                                                          holdings, which are:
                                                          investment companies
                                                          not in the index,
                                                          partnerships,
                                                          insurance companies
                                                          not in the index,
                                                          mutual funds, banks
                                                          not in the index or
                                                          venture capitals; and

                                                     o    Unlisted share
                                                          classes - classes of
                                                          common stock that are
                                                          not traded on a U.S.
                                                          securities exchange.

                                                     Corporate Actions
                                                     Affecting the Russell 2000
                                                     Index. The following
                                                     summarizes the types of
                                                     Russell 2000 Index
                                                     maintenance adjustments
                                                     and indicates whether or
                                                     not an index adjustment is
                                                     required.

                                                     o    "No Replacement" Rule
                                                          - Securities that
                                                          leave the Russell
                                                          2000 Index, between
                                                          reconstitution dates,
                                                          for any reason (e.g.,
                                                          mergers, acquisitions
                                                          or other similar
                                                          corporate activity)
                                                          are not replaced.
                                                          Thus, the number of
                                                          securities in the
                                                          Russell 2000 Index
                                                          over the past year
                                                          will fluctuate
                                                          according to
                                                          corporate activity.

                                                     o    Rule for Deletions -
                                                          When a stock is
                                                          acquired, delisted,
                                                          or moves to the pink
                                                          sheets or bulletin
                                                          boards on the floor
                                                          of a U.S. securities
                                                          exchange, the stock
                                                          is deleted from the
                                                          index at the close on
                                                          the effective date or
                                                          when the stock is no
                                                          longer trading on the
                                                          exchange.

                                                          When acquisitions or
                                                          mergers take place
                                                          within the Russell
                                                          2000 Index, the
                                                          stock's
                                                          capitalization moves
                                                          to the acquiring
                                                          stock, hence, mergers
                                                          have no effect on the
                                                          index total
                                                          capitalization.
                                                          Shares are updated
                                                          for the acquiring
                                                          stock at the time the
                                                          transaction is final.
                                                          Prior to April 1,
                                                          2000, if the
                                                          acquiring stock was a
                                                          member of a different
                                                          index (i.e., Russell
                                                          3000 or Russell
                                                          1000), the shares for
                                                          the acquiring stock
                                                          were not adjusted
                                                          until month end.

                                                     o    Deleted Stocks -
                                                          Effective on January
                                                          1, 2002, when
                                                          deleting stocks from
                                                          the Russell 2000
                                                          Index as a result of
                                                          exchange de-listing
                                                          or reconstitution,
                                                          the price used will
                                                          be the market price
                                                          on the day of
                                                          deletion, including
                                                          potentially the OTC
                                                          bulletin board price.
                                                          Previously, prices
                                                          used to reflect
                                                          de-listed stocks were
                                                          the last traded price
                                                          on the primary
                                                          exchange. Exceptions:
                                                          there may be
                                                          corporate events,
                                                          like mergers or
                                                          acquisitions, that
                                                          result in the lack of
                                                          current market price
                                                          for the deleted
                                                          security and in such
                                                          an instance the
                                                          latest primary
                                                          exchange closing
                                                          price available will
                                                          be used.

                                                     o    Rule for Additions -
                                                          The only additions
                                                          between
                                                          reconstitution dates
                                                          are as a result of
                                                          spin-offs. Spin-off
                                                          companies are added
                                                          to the parent
                                                          company's index and
                                                          capitalization tier
                                                          of membership, if the
                                                          spin-off is large
                                                          enough. To be
                                                          eligible, the
                                                          spun-off company's
                                                          total market
                                                          capitalization must
                                                          be greater than the
                                                          market-adjusted total
                                                          market capitalization
                                                          of the smallest
                                                          security in the
                                                          Russell 2000
                                                          Index at the latest
                                                          reconstitution.

                                                     o    Rule for Corporate
                                                          Action-Driven Changes
                                                          - Beginning April 1,
                                                          2003 changes
                                                          resulting from
                                                          corporate actions
                                                          will generally be
                                                          applied at the open
                                                          of the ex-date using
                                                          the previous day's
                                                          closing prices. For
                                                          reclassification of
                                                          shares, mergers and
                                                          acquisitions,
                                                          spin-offs or
                                                          reorganizations,
                                                          adjustments will be
                                                          made at the open of
                                                          the ex-date using
                                                          previous day closing
                                                          prices. For
                                                          re-incorporations and
                                                          exchange delisting,
                                                          deleted entities will
                                                          be removed at the
                                                          open on the day
                                                          following
                                                          re-incorporation or
                                                          delisting using
                                                          previous day closing
                                                          prices (including OTC
                                                          prices for delisted
                                                          stocks).

                                                     Updates to Share Capital
                                                     Affecting the Russell 2000
                                                     Index. Each month, the
                                                     Russell 2000 Index is
                                                     updated for changes to
                                                     shares outstanding as
                                                     companies report changes
                                                     in share capital to the
                                                     Commission. Effective
                                                     April 30, 2002 only
                                                     cumulative changes to
                                                     shares outstanding greater
                                                     than 5% will be reflected
                                                     in the Russell 2000 Index.
                                                     This does not affect
                                                     treatment of major
                                                     corporate events, which
                                                     are effective on the
                                                     ex-date.

                                                     Pricing of Securities
                                                     Included in the Russell
                                                     2000 Index. Effective on
                                                     January 1, 2002, primary
                                                     exchange closing prices
                                                     are used in the daily
                                                     index calculations. FT
                                                     Interactive data is used
                                                     as the primary source for
                                                     U.S. security prices,
                                                     income, and total shares
                                                     outstanding. Prior to
                                                     January 1, 2002, composite
                                                     closing prices, which are
                                                     the last trade price on
                                                     any U.S. exchange, were
                                                     used in the daily index
                                                     calculations.

Discontinuance of the Russell 2000 Index;
  Alteration of Method of Calculation.......         If Frank Russell Company
                                                     discontinues publication
                                                     of the Russell 2000 Index
                                                     and Frank Russell Company
                                                     or another entity
                                                     publishes a successor or
                                                     substitute index that MS &
                                                     Co., as the Calculation
                                                     Agent, determines, in its
                                                     sole discretion, to be
                                                     comparable to the
                                                     discontinued Russell 2000
                                                     Index (such index being
                                                     referred to herein as a
                                                     "Successor Index"), then
                                                     any subsequent Index
                                                     Closing Value will be
                                                     determined by reference to
                                                     the value of such
                                                     Successor Index at the
                                                     regular official weekday
                                                     close of the principal
                                                     trading session of the
                                                     NYSE, the AMEX, the Nasdaq
                                                     National Market or the
                                                     Relevant Exchange or
                                                     market for the Successor
                                                     Index on the date that any
                                                     Index Closing Value is to
                                                     be determined.

                                                     Upon any selection by the
                                                     Calculation Agent of a
                                                     Successor Index, the
                                                     Calculation Agent will
                                                     cause written notice
                                                     thereof to be furnished to
                                                     the Trustee, to Morgan
                                                     Stanley and to DTC, as
                                                     holder of the PLUS, within
                                                     three Trading Days of such
                                                     selection. We expect that
                                                     such notice will be passed
                                                     on to you, as a beneficial
                                                     owner of the PLUS, in
                                                     accordance with the
                                                     standard rules and
                                                     procedures of DTC and its
                                                     direct and indirect
                                                     participants.

                                                     If Frank Russell Company
                                                     discontinues publication
                                                     of the Russell 2000 Index
                                                     prior to, and such
                                                     discontinuance is
                                                     continuing on, the Index
                                                     Valuation Date and MS &
                                                     Co., as the Calculation
                                                     Agent, determines, in its
                                                     sole discretion, that no
                                                     Successor Index is
                                                     available at such time,
                                                     then the Calculation Agent
                                                     will determine the Index
                                                     Closing Value for such
                                                     date. The Index Closing
                                                     Value will be computed by
                                                     the Calculation Agent in
                                                     accordance with the
                                                     formula for calculating
                                                     the Russell 2000 Index
                                                     last in effect prior to
                                                     such discontinuance, using
                                                     the closing price (or, if
                                                     trading in the relevant
                                                     securities has been
                                                     materially suspended or
                                                     materially limited, its
                                                     good faith estimate of the
                                                     closing price that would
                                                     have prevailed but for
                                                     such suspension or
                                                     limitation) at the close
                                                     of the principal trading
                                                     session of the Relevant
                                                     Exchange on such date of
                                                     each security most
                                                     recently comprising the
                                                     Russell 2000 Index without
                                                     any rebalancing or
                                                     substitution of such
                                                     securities following such
                                                     discontinuance.
                                                     Notwithstanding these
                                                     alternative arrangements,
                                                     discontinuance of the
                                                     publication of the Russell
                                                     2000 Index may adversely
                                                     affect the value of the
                                                     PLUS.

                                                     If at any time the method
                                                     of calculating the Russell
                                                     2000 Index or a Successor
                                                     Index, or the value
                                                     thereof, is changed in a
                                                     material respect, or if
                                                     the Russell 2000 Index or
                                                     a Successor Index is in
                                                     any other way modified so
                                                     that such index does not,
                                                     in the opinion of MS &
                                                     Co., as the Calculation
                                                     Agent, fairly represent
                                                     the value of the Russell
                                                     2000 Index or such
                                                     Successor Index had such
                                                     changes or modifications
                                                     not been made, then, from
                                                     and after such time, the
                                                     Calculation Agent will, at
                                                     the close of business in
                                                     New York City on each date
                                                     on which the Index Closing
                                                     Value is to be determined,
                                                     make such calculations and
                                                     adjustments as, in the
                                                     good faith judgment of the
                                                     Calculation Agent, may be
                                                     necessary in order to
                                                     arrive at a value of a
                                                     stock index comparable to
                                                     the Russell 2000 Index or
                                                     such Successor Index, as
                                                     the case may be, as if
                                                     such changes or
                                                     modifications had not been
                                                     made, and the Calculation
                                                     Agent will calculate the
                                                     Final Index Value and the
                                                     Initial Index Value with
                                                     reference to the Russell
                                                     2000 Index or such
                                                     Successor Index, as
                                                     adjusted. Accordingly, if
                                                     the method of calculating
                                                     the Russell 2000 Index or
                                                     a Successor Index is
                                                     modified so that the value
                                                     of such index is a
                                                     fraction of what it would
                                                     have been if it had not
                                                     been modified (e.g., due
                                                     to a split in the index),
                                                     then the Calculation Agent
                                                     will adjust such index in
                                                     order to arrive at a value
                                                     of the Russell 2000 Index
                                                     or such Successor Index as
                                                     if it had not been
                                                     modified (e.g., as if such
                                                     split had not occurred).

Historical Information.............................  The following table sets forth the published high
                                                     and low Index Closing
                                                     Values, as well as
                                                     end-of-quarter Index
                                                     Closing Values, of the
                                                     Russell 2000 Index for
                                                     each quarter in the period
                                                     from January 1, 1999
                                                     through September 23,
                                                     2004. The Index Closing
                                                     Value on September 23,
                                                     2004 was 565.80. We
                                                     obtained the information
                                                     in the table below from
                                                     Bloomberg Financial
                                                     Markets, without
                                                     independent verification.
                                                     The historical values of
                                                     the Russell 2000 Index
                                                     should not be taken as an
                                                     indication of
                                                     future performance, and no
                                                     assurance can be given as
                                                     to the level of the
                                                     Russell 2000 Index on the
                                                     Index Valuation Date. The
                                                     level of the Russell 2000
                                                     Index may decrease so that
                                                     you will receive a payment
                                                     at maturity that is less
                                                     than the principal amount
                                                     of the PLUS. We cannot
                                                     give you any assurance
                                                     that the level of the
                                                     Russell 2000 Index will
                                                     increase so that at
                                                     maturity you will receive
                                                     a payment in excess of the
                                                     principal amount of the
                                                     PLUS. Nor can we give you
                                                     any assurance that the
                                                     value of the Russell 2000
                                                     Index will not increase
                                                     beyond 113.5% to 116.5% of
                                                     the Initial Index Value,
                                                     in which case you will
                                                     only receive the Maximum
                                                     Payment at Maturity.
                                                     Because your return is
                                                     linked to the level of the
                                                     Russell 2000 Index at
                                                     maturity, there is no
                                                     guaranteed return of
                                                     principal.

                                                     If the Final Index Value
                                                     is less than the Initial
                                                     Index Value, you will lose
                                                     money on your investment.

                                                      High      Low   Period End
                                                      ----      ---   ----------
                             1999
                             First Quarter.........  433.13    383.37    397.63
                             Second Quarter........  457.68    397.77    457.68
                             Third Quarter.........  465.80    417.09    427.09
                             Fourth Quarter........  504.75    408.90    504.75
                             2000
                             First Quarter.........  606.05    475.34    539.09
                             Second Quarter........  542.99    453.72    517.23
                             Third Quarter.........  545.18    490.22    521.37
                             Fourth Quarter........  511.67    443.80    483.53
                             2001
                             First Quarter.........  511.66    432.80    450.53
                             Second Quarter .......  517.23    425.74    512.80
                             Third Quarter.........  498.19    378.89    404.87
                             Fourth Quarter........  493.62    397.60    488.50
                             2002
                             First Quarter.........  506.46    458.40    506.46
                             Second Quarter .......  522.95    452.45    462.65
                             Third Quarter.........  447.73    356.58    362.27
                             Fourth Quarter........  410.24    327.04    383.09
                             2003
                             First Quarter.........  398.45    345.94    364.54
                             Second Quarter .......  458.01    368.69    448.37
                             Third Quarter.........  520.20    449.17    487.68
                             Fourth Quarter........  565.47    500.32    556.91
                             2004
                             First Quarter.........  601.50    557.63    590.31
                             Second Quarter........  606.39    535.34    591.52
                             Third Quarter (through  582.72    517.10    565.80
                               September 23, 2004).


Use of Proceeds and Hedging........................  The net proceeds we receive from the sale of
                                                     the PLUS will be used for
                                                     general corporate purposes
                                                     and, in part, in
                                                     connection with hedging
                                                     our obligations under the
                                                     PLUS through one or more
                                                     of our subsidiaries. The
                                                     original issue price of
                                                     the PLUS includes the
                                                     Agent's Commissions (as
                                                     shown on the cover page of
                                                     this pricing supplement)
                                                     paid with respect to the
                                                     PLUS and the cost of
                                                     hedging our obligations
                                                     under the PLUS. The cost
                                                     of
                                                     hedging includes the
                                                     projected profit that our
                                                     subsidiaries expect to
                                                     realize in consideration
                                                     for assuming the risks
                                                     inherent in managing the
                                                     hedging transactions.
                                                     Since hedging our
                                                     obligations entails risk
                                                     and may be influenced by
                                                     market forces beyond our
                                                     or our subsidiaries'
                                                     control, such hedging may
                                                     result in a profit that is
                                                     more or less than
                                                     initially projected, or
                                                     could result in a loss.
                                                     See also "Use of Proceeds"
                                                     in the accompanying
                                                     prospectus.

                                                     On or prior to the day we
                                                     price the PLUS for initial
                                                     sale to the public, we,
                                                     through our subsidiaries
                                                     or others, expect to hedge
                                                     our anticipated exposure
                                                     in connection with the
                                                     PLUS by taking positions
                                                     in the stocks underlying
                                                     the Russell 2000 Index, in
                                                     futures or options
                                                     contracts on the Russell
                                                     2000 Index or its
                                                     component securities
                                                     listed on major securities
                                                     markets or positions in
                                                     any other available
                                                     securities or instruments
                                                     that we may wish to use in
                                                     connection with such
                                                     hedging. Such purchase
                                                     activity could potentially
                                                     increase the value of the
                                                     Russell 2000 Index, and
                                                     therefore effectively
                                                     increase the level at
                                                     which the Russell 2000
                                                     Index must close before
                                                     you would receive at
                                                     maturity a payment that
                                                     exceeds the principal
                                                     amount of the PLUS. In
                                                     addition, through our
                                                     subsidiaries, we are
                                                     likely to modify our hedge
                                                     position throughout the
                                                     life of the PLUS by
                                                     purchasing and selling the
                                                     stocks underlying the
                                                     Russell 2000 Index,
                                                     futures or options
                                                     contracts on the Russell
                                                     2000 Index or its
                                                     Component Stocks listed on
                                                     major securities markets
                                                     or positions in any other
                                                     available securities or
                                                     instruments that we may
                                                     wish to use in connection
                                                     with such hedging
                                                     activities, including by
                                                     selling any such
                                                     securities or instruments
                                                     on the Index Valuation
                                                     Date. We cannot give any
                                                     assurance that our hedging
                                                     activity will not affect
                                                     the value of the Russell
                                                     2000 Index and, therefore,
                                                     adversely affect the value
                                                     of the PLUS or the payment
                                                     you will receive at
                                                     maturity.

Supplemental Information Concerning
Plan of Distribution...............................  Under the terms and subject to the conditions
                                                     contained in the U.S.
                                                     distribution agreement
                                                     referred to in the
                                                     prospectus supplement
                                                     under "Plan of
                                                     Distribution," the Agent,
                                                     acting as principal for
                                                     its own account, has
                                                     agreed to purchase, and we
                                                     have agreed to sell, the
                                                     principal amount of PLUS
                                                     set forth on the cover of
                                                     this pricing supplement.
                                                     The Agent proposes
                                                     initially to offer the
                                                     PLUS directly to the
                                                     public at the public
                                                     offering price set forth
                                                     on the cover page of this
                                                     pricing supplement. The
                                                     Agent may allow a
                                                     concession not in excess
                                                     of       % of the
                                                     principal amount of the
                                                     PLUS to other dealers,
                                                     which may include Morgan
                                                     Stanley & Co.
                                                     International Limited and
                                                     Bank Morgan Stanley AG. We
                                                     expect to deliver the PLUS
                                                     against payment therefor
                                                     in New York, New York on
                                                                      , 2004.
                                                     After the initial offering
                                                     of the PLUS, the Agent may
                                                     vary the offering price
                                                     and other selling terms
                                                     from time to time.

                                                     In order to facilitate the
                                                     offering of the PLUS, the
                                                     Agent may engage in
                                                     transactions that
                                                     stabilize, maintain or
                                                     otherwise affect
                                                     the price of the PLUS or
                                                     the level of the Russell
                                                     2000 Index. Specifically,
                                                     the Agent may sell more
                                                     PLUS than it is obligated
                                                     to purchase in connection
                                                     with the offering or may
                                                     sell individual stocks
                                                     underlying the Russell
                                                     2000 Index it does not
                                                     own, creating a naked
                                                     short position in the PLUS
                                                     or the individual stocks
                                                     underlying the Russell
                                                     2000 Index, respectively,
                                                     for its own account. The
                                                     Agent must close out any
                                                     naked short position by
                                                     purchasing the PLUS or the
                                                     individual stocks
                                                     underlying the Russell
                                                     2000 Index in the open
                                                     market. A naked short
                                                     position is more likely to
                                                     be created if the Agent is
                                                     concerned that there may
                                                     be downward pressure on
                                                     the price of the PLUS or
                                                     the individual stocks
                                                     underlying the Russell
                                                     2000 Index in the open
                                                     market after pricing that
                                                     could adversely affect
                                                     investors who purchase in
                                                     the offering. As an
                                                     additional means of
                                                     facilitating the offering,
                                                     the Agent may bid for, and
                                                     purchase, PLUS or the
                                                     individual stocks
                                                     underlying the Russell
                                                     2000 Index in the open
                                                     market to stabilize the
                                                     price of the PLUS. Any of
                                                     these activities may raise
                                                     or maintain the market
                                                     price of the PLUS above
                                                     independent market levels
                                                     or prevent or retard a
                                                     decline in the market
                                                     price of the PLUS. The
                                                     Agent is not required to
                                                     engage in these
                                                     activities, and may end
                                                     any of these activities at
                                                     any time. An affiliate of
                                                     the Agent has entered into
                                                     a hedging transaction with
                                                     us in connection with this
                                                     offering of PLUS. See
                                                     "--Use of Proceeds and
                                                     Hedging" above.

                                                     General

                                                     No action has been or will
                                                     be taken by us, the Agent
                                                     or any dealer that would
                                                     permit a public offering
                                                     of the PLUS or possession
                                                     or distribution of this
                                                     pricing supplement or the
                                                     accompanying prospectus
                                                     supplement or prospectus
                                                     in any jurisdiction, other
                                                     than the United States,
                                                     where action for that
                                                     purpose is required. No
                                                     offers, sales or
                                                     deliveries of the PLUS, or
                                                     distribution of this
                                                     pricing supplement or the
                                                     accompanying prospectus
                                                     supplement or prospectus,
                                                     may be made in or from any
                                                     jurisdiction except in
                                                     circumstances which will
                                                     result in compliance with
                                                     any applicable laws and
                                                     regulations and will not
                                                     impose any obligations on
                                                     us, the Agent or any
                                                     dealer.

                                                     The Agent has represented
                                                     and agreed, and each
                                                     dealer through which we
                                                     may offer the PLUS has
                                                     represented and agreed,
                                                     that it (i) will comply
                                                     with all applicable laws
                                                     and regulations in force
                                                     in each non-U.S.
                                                     jurisdiction in which it
                                                     purchases, offers, sells
                                                     or delivers the PLUS or
                                                     possesses or distributes
                                                     this pricing supplement
                                                     and the accompanying
                                                     prospectus supplement and
                                                     prospectus and (ii) will
                                                     obtain any consent,
                                                     approval or permission
                                                     required by it for the
                                                     purchase, offer or sale by
                                                     it of the PLUS under the
                                                     laws and regulations in
                                                     force in each non- U.S.
                                                     jurisdiction to which it
                                                     is subject or in which it
                                                     makes purchases, offers or
                                                     sales of the PLUS. We
                                                     shall not have
                                                     responsibility for the
                                                     Agent's or any dealer's
                                                     compliance with the
                                                     applicable laws and
                                                     regulations or obtaining
                                                     any required consent,
                                                     approval or permission.

                                                     Brazil

                                                     The PLUS may not be
                                                     offered or sold to the
                                                     public in Brazil.
                                                     Accordingly, the offering
                                                     of the PLUS has not been
                                                     submitted to the Comissao
                                                     de Valores Mobiliarios for
                                                     approval. Documents
                                                     relating to this offering,
                                                     as well as the information
                                                     contained herein and
                                                     therein, may not be
                                                     supplied to the public as
                                                     a public offering in
                                                     Brazil or be used in
                                                     connection with any offer
                                                     for subscription or sale
                                                     to the public in Brazil.

                                                     Chile

                                                     The PLUS have not been
                                                     registered with the
                                                     Superintendencia de
                                                     Valores y Seguros in Chile
                                                     and may not be offered or
                                                     sold publicly in Chile. No
                                                     offer, sales or deliveries
                                                     of the PLUS, or
                                                     distribution of this
                                                     pricing supplement or the
                                                     accompanying prospectus
                                                     supplement or prospectus,
                                                     may be made in or from
                                                     Chile except in
                                                     circumstances which will
                                                     result in compliance with
                                                     any applicable Chilean
                                                     laws and regulations.

                                                     Hong Kong

                                                     The PLUS may not be
                                                     offered or sold in Hong
                                                     Kong, by means of any
                                                     document, other than to
                                                     persons whose ordinary
                                                     business it is to buy or
                                                     sell shares or debentures,
                                                     whether as principal or
                                                     agent, or in circumstances
                                                     which do not constitute an
                                                     offer to the public within
                                                     the meaning of the
                                                     Companies Ordinance (Cap.
                                                     32) of Hong Kong. The
                                                     Agent has not issued and
                                                     will not issue any
                                                     advertisement, invitation
                                                     or document relating to
                                                     the PLUS, whether in Hong
                                                     Kong or elsewhere, which
                                                     is directed at, or the
                                                     contents of which are
                                                     likely to be accessed or
                                                     read by, the public in
                                                     Hong Kong (except if
                                                     permitted to do so under
                                                     the securities laws of
                                                     Hong Kong) other than with
                                                     respect to PLUS which are
                                                     intended to be disposed of
                                                     only to persons outside
                                                     Hong Kong or only to
                                                     "professional investors"
                                                     within the meaning of the
                                                     Securities and Futures
                                                     Ordinance (Cap. 571) of
                                                     Hong Kong and any rules
                                                     made thereunder.

                                                     Mexico

                                                     The PLUS have not been
                                                     registered with the
                                                     National Registry of
                                                     Securities maintained by
                                                     the Mexican National
                                                     Banking and Securities
                                                     Commission and may not be
                                                     offered or sold publicly
                                                     in Mexico. This pricing
                                                     supplement and the
                                                     accompanying prospectus
                                                     supplement and prospectus
                                                     may not be publicly
                                                     distributed in Mexico.

                                                     Singapore

                                                     This pricing supplement
                                                     and the accompanying
                                                     prospectus supplement and
                                                     prospectus have not been
                                                     registered as a prospectus
                                                     with the Monetary
                                                     Authority of Singapore.
                                                     Accordingly, this pricing
                                                     supplement and the
                                                     accompanying
                                                     prospectus supplement and
                                                     prospectus used in
                                                     connection with the offer
                                                     or sale, or invitation for
                                                     subscription or purchase,
                                                     of the PLUS may not be
                                                     circulated or distributed,
                                                     nor may the PLUS be
                                                     offered or sold, or be
                                                     made the subject of an
                                                     invitation for
                                                     subscription or purchase,
                                                     whether directly or
                                                     indirectly, to persons in
                                                     Singapore other than under
                                                     circumstances in which
                                                     such offer, sale or
                                                     invitation does not
                                                     constitute an offer or
                                                     sale, or invitation for
                                                     subscription or purchase,
                                                     of the PLUS to the public
                                                     in Singapore.

License Agreement between Frank
Russell Company and Morgan Stanley.................  Frank Russell Company and
                                                     Morgan Stanley have
                                                     entered into a
                                                     non-exclusive license
                                                     agreement providing for
                                                     the license to Morgan
                                                     Stanley, and certain of
                                                     its affiliated or
                                                     subsidiary companies, in
                                                     exchange for a fee, of the
                                                     right to use the Russell
                                                     2000 Index, which is owned
                                                     and published by Frank
                                                     Russell Company, in
                                                     connection with
                                                     securities, including the
                                                     PLUS.

                                                     The license agreement
                                                     between Frank Russell
                                                     Company and Morgan Stanley
                                                     provides that the
                                                     following language must be
                                                     set forth in this pricing
                                                     supplement:

                                                     The PLUS are not
                                                     sponsored, endorsed, sold
                                                     or promoted by Frank
                                                     Russell Company
                                                     ("Russell"). Russell makes
                                                     no representation or
                                                     warranty, express or
                                                     implied, to the owners of
                                                     the PLUS or any member of
                                                     the public regarding the
                                                     advisability of investing
                                                     in securities generally or
                                                     in the PLUS particularly
                                                     or the ability of the
                                                     Russell 2000 Index to
                                                     track general stock market
                                                     performance or a segment
                                                     of the same. Russell's
                                                     publication of the Russell
                                                     2000 Index in no way
                                                     suggests or implies an
                                                     opinion by Russell as to
                                                     the advisability of
                                                     investment in any or all
                                                     of the securities upon
                                                     which the Russell 2000
                                                     Index is based. Russell's
                                                     only relationship to
                                                     Morgan Stanley is the
                                                     licensing of certain
                                                     trademarks and trade names
                                                     of Russell and of the
                                                     Russell 2000 Index, which
                                                     is determined, composed
                                                     and calculated by Russell
                                                     without regard to Morgan
                                                     Stanley or the PLUS.
                                                     Russell is not responsible
                                                     for and has not reviewed
                                                     the PLUS nor any
                                                     associated literature or
                                                     publications and Russell
                                                     makes no representation or
                                                     warranty express or
                                                     implied as to their
                                                     accuracy or completeness,
                                                     or otherwise. Russell
                                                     reserves the right, at any
                                                     time and without notice,
                                                     to alter, amend, terminate
                                                     or in any way change the
                                                     Russell 2000 Index.
                                                     Russell has no obligation
                                                     or liability in connection
                                                     with the administration,
                                                     marketing or trading of
                                                     the PLUS.

                                                     RUSSELL DOES NOT GUARANTEE
                                                     THE ACCURACY AND/OR THE
                                                     COMPLETENESS OF THE
                                                     RUSSELL 2000 INDEX OR ANY
                                                     DATA INCLUDED THEREIN AND
                                                     RUSSELL SHALL HAVE NO
                                                     LIABILITY FOR ANY ERRORS,
                                                     OMISSIONS, OR
                                                     INTERRUPTIONS THEREIN.
                                                     RUSSELL MAKES NO WARRANTY,
                                                     EXPRESS OR IMPLIED, AS TO
                                                     RESULTS TO BE OBTAINED BY
                                                     MORGAN STANLEY, INVESTORS,
                                                     OWNERS OF THE

                                                     PLUS, OR ANY OTHER PERSON
                                                     OR ENTITY FROM THE USE OF
                                                     THE RUSSELL 2000 INDEX OR
                                                     ANY DATA INCLUDED THEREIN.
                                                     RUSSELL MAKES NO EXPRESS
                                                     OR IMPLIED WARRANTIES, AND
                                                     EXPRESSLY DISCLAIMS ALL
                                                     WARRANTIES OF
                                                     MERCHANTABILITY OR FITNESS
                                                     FOR A PARTICULAR PURPOSE
                                                     OR USE WITH RESPECT TO THE
                                                     RUSSELL 2000 INDEX OR ANY
                                                     DATA INCLUDED THEREIN.
                                                     WITHOUT LIMITING ANY OF
                                                     THE FOREGOING, IN NO EVENT
                                                     SHALL RUSSELL HAVE ANY
                                                     LIABILITY FOR ANY SPECIAL,
                                                     PUNITIVE, INDIRECT, OR
                                                     CONSEQUENTIAL DAMAGES
                                                     (INCLUDING LOST PROFITS),
                                                     EVEN IF NOTIFIED OF THE
                                                     POSSIBILITY OF SUCH
                                                     DAMAGES.

                                                     The "Russell 2000(R)
                                                     Index" is a trademark of
                                                     Frank Russell Company and
                                                     has been licensed for use
                                                     by Morgan Stanley. The
                                                     PLUS are not sponsored,
                                                     endorsed, sold or promoted
                                                     by Frank Russell Company
                                                     and Frank Russell Company
                                                     makes no representation
                                                     regarding the advisability
                                                     of investing in the PLUS.

ERISA Matters for Pension Plans
and Insurance Companies............................  Each fiduciary of a pension, profit-sharing or
                                                     other employee benefit
                                                     plan subject to the
                                                     Employee Retirement Income
                                                     Security Act of 1974, as
                                                     amended ("ERISA") (a
                                                     "Plan"), should consider
                                                     the fiduciary standards of
                                                     ERISA in the context of
                                                     the Plan's particular
                                                     circumstances before
                                                     authorizing an investment
                                                     in the PLUS. Accordingly,
                                                     among other factors, the
                                                     fiduciary should consider
                                                     whether the investment
                                                     would satisfy the prudence
                                                     and diversification
                                                     requirements of ERISA and
                                                     would be consistent with
                                                     the documents and
                                                     instruments governing the
                                                     Plan.

                                                     In addition, we and
                                                     certain of our
                                                     subsidiaries and
                                                     affiliates, including MS &
                                                     Co. and Morgan Stanley DW
                                                     Inc. (formerly Dean Witter
                                                     Reynolds Inc.) ("MSDWI"),
                                                     may be each considered a
                                                     "party in interest" within
                                                     the meaning of ERISA, or a
                                                     "disqualified person"
                                                     within the meaning of the
                                                     Internal Revenue Code of
                                                     1986, as amended (the
                                                     "Code") with respect to
                                                     many Plans, as well as
                                                     many individual retirement
                                                     accounts and Keogh plans
                                                     (also "Plans"). Prohibited
                                                     transactions within the
                                                     meaning of ERISA or the
                                                     Code would likely arise,
                                                     for example, if the PLUS
                                                     are acquired by or with
                                                     the assets of a Plan with
                                                     respect to which MS & Co.,
                                                     MSDWI or any of their
                                                     affiliates is a service
                                                     provider or other party in
                                                     interest, unless the PLUS
                                                     are acquired pursuant to
                                                     an exemption from the
                                                     "prohibited transaction"
                                                     rules. A violation of
                                                     these prohibited
                                                     transaction rules could
                                                     result in an excise tax or
                                                     other liabilities under
                                                     ERISA and/or Section 4975
                                                     of the Code for such
                                                     persons, unless exemptive
                                                     relief is available under
                                                     an applicable statutory or
                                                     administrative exemption.

                                                     The U.S. Department of
                                                     Labor has issued five
                                                     prohibited transaction
                                                     class exemptions ("PTCEs")
                                                     that may provide exemptive
                                                     relief for direct or
                                                     indirect prohibited
                                                     transactions resulting
                                                     from the purchase or
                                                     holding of the PLUS. Those
                                                     class exemptions are PTCE
                                                     96-23 (for certain
                                                     transactions determined by
                                                     in-house asset managers),
                                                     PTCE 95-60 (for certain
                                                     transactions involving
                                                     insurance company general
                                                     accounts), PTCE 91-38 (for
                                                     certain transactions
                                                     involving bank collective
                                                     investment funds), PTCE
                                                     90-1 (for certain
                                                     transactions involving
                                                     insurance company separate
                                                     accounts), and PTCE 84-14
                                                     (for certain transactions
                                                     determined by independent
                                                     qualified asset managers).

                                                     Because we may be
                                                     considered a party in
                                                     interest with respect to
                                                     many Plans, the PLUS may
                                                     not be purchased, held or
                                                     disposed of by any Plan,
                                                     any entity whose
                                                     underlying assets include
                                                     "plan assets" by reason of
                                                     any Plan's investment in
                                                     the entity (a "Plan Asset
                                                     Entity") or any person
                                                     investing "plan assets" of
                                                     any Plan, unless such
                                                     purchase, holding or
                                                     disposition is eligible
                                                     for exemptive relief,
                                                     including relief available
                                                     under PTCE 96-23, 95-60,
                                                     91-38, 90-1, or 84-14 or
                                                     such purchase, holding or
                                                     disposition is otherwise
                                                     not prohibited. Any
                                                     purchaser, including any
                                                     fiduciary purchasing on
                                                     behalf of a Plan,
                                                     transferee or holder of
                                                     the PLUS will be deemed to
                                                     have represented, in its
                                                     corporate and its
                                                     fiduciary capacity, by its
                                                     purchase and holding of
                                                     the PLUS that either (a)
                                                     it is not a Plan or a Plan
                                                     Asset Entity, is not
                                                     purchasing such securities
                                                     on behalf of or with "plan
                                                     assets" of any Plan, or
                                                     with any assets of a
                                                     governmental or church
                                                     plan that is subject to
                                                     any federal, state or
                                                     local law that is
                                                     substantially similar to
                                                     the provisions of Section
                                                     406 of ERISA or Section
                                                     4975 of the Code or (b)
                                                     its purchase, holding and
                                                     disposition are eligible
                                                     for exemptive relief or
                                                     such purchase, holding and
                                                     disposition are not
                                                     prohibited by ERISA or
                                                     Section 4975 of the Code
                                                     (or in the case of a
                                                     governmental or church
                                                     plan, any substantially
                                                     similar federal, state or
                                                     local law).

                                                     Under ERISA, assets of a
                                                     Plan may include assets
                                                     held in the general
                                                     account of an insurance
                                                     company which has issued
                                                     an insurance policy to
                                                     such plan or assets of an
                                                     entity in which the Plan
                                                     has invested. Accordingly,
                                                     insurance company general
                                                     accounts that include
                                                     assets of a Plan must
                                                     ensure that one of the
                                                     foregoing exemptions is
                                                     available. Due to the
                                                     complexity of these rules
                                                     and the penalties that may
                                                     be imposed upon persons
                                                     involved in non-exempt
                                                     prohibited transactions,
                                                     it is particularly
                                                     important that fiduciaries
                                                     or other persons
                                                     considering purchasing the
                                                     PLUS on behalf of or with
                                                     "plan assets" of any Plan
                                                     consult with their counsel
                                                     regarding the availability
                                                     of exemptive relief under
                                                     PTCEs 96-23, 95-60, 91-38,
                                                     90-1 or 84-14.

                                                     Purchasers of the PLUS
                                                     have exclusive
                                                     responsibility for
                                                     ensuring that their
                                                     purchase, holding and
                                                     disposition of the PLUS do
                                                     not violate the prohibited
                                                     transaction rules of ERISA
                                                     or the

                                                     Code or similar
                                                     regulations applicable to
                                                     governmental or church
                                                     plans, as described above.

United States Federal Income Taxation..............  The following summary is based on the advice of
                                                     Davis Polk & Wardwell, our
                                                     special tax counsel ("Tax
                                                     Counsel"), and is a
                                                     general discussion of the
                                                     principal potential U.S.
                                                     federal income tax
                                                     consequences to initial
                                                     investors in the PLUS that
                                                     (i) purchase the PLUS at
                                                     their Issue Price and (ii)
                                                     will hold the PLUS as
                                                     capital assets within the
                                                     meaning of Section 1221 of
                                                     the Code. This summary is
                                                     based on the Code,
                                                     administrative
                                                     pronouncements, judicial
                                                     decisions and currently
                                                     effective and proposed
                                                     Treasury regulations,
                                                     changes to any of which
                                                     subsequent to the date of
                                                     this pricing supplement
                                                     may affect the tax
                                                     consequences described
                                                     herein. This summary does
                                                     not address all aspects of
                                                     U.S. federal income
                                                     taxation that may be
                                                     relevant to a particular
                                                     investor in light of the
                                                     investor's individual
                                                     circumstances or to
                                                     investors subject to
                                                     special treatment under
                                                     the U.S. federal income
                                                     tax laws, such as:

                                                     o  certain financial
                                                        institutions;
                                                     o  tax-exempt
                                                        organizations;
                                                     o  dealers and certain
                                                        traders in securities
                                                        or foreign currencies;
                                                     o  investors holding a
                                                        PLUS as part of a
                                                        hedging transaction,
                                                        straddle, conversion or
                                                        other integrated
                                                        transaction;
                                                     o  U.S. Holders, as
                                                        defined below, whose
                                                        functional currency is
                                                        not the U.S. dollar;
                                                     o  partnerships;
                                                     o  nonresident alien
                                                        individuals who have
                                                        lost their United
                                                        States citizenship or
                                                        who have ceased to be
                                                        taxed as United States
                                                        resident aliens;
                                                     o  corporations that are
                                                        treated as foreign
                                                        personal holding
                                                        companies, controlled
                                                        foreign corporations or
                                                        passive foreign
                                                        investment companies;
                                                     o  Non-U.S. Holders, as
                                                        defined below, that are
                                                        owned or controlled by
                                                        persons subject to U.S.
                                                        federal income tax;
                                                     o  Non-U.S. Holders for
                                                        whom income or gain in
                                                        respect of the PLUS is
                                                        effectively connected
                                                        with a trade or
                                                        business in the United
                                                        States;
                                                     o  Non-U.S. Holders who
                                                        are individuals having
                                                        a "tax home" (as
                                                        defined in Section
                                                        911(d)(3) of the Code)
                                                        in the United States;
                                                        and
                                                     o  Non-U.S. Holders that
                                                        hold, or will hold,
                                                        actually or
                                                        constructively, more
                                                        than 5% of the PLUS or
                                                        more than 5% of any
                                                        Component Stock.

                                                     As the law applicable to
                                                     the U.S. federal income
                                                     taxation of instruments
                                                     such as the PLUS is
                                                     technical and complex, the
                                                     discussion below
                                                     necessarily represents
                                                     only a general summary.
                                                     Moreover, the effect of
                                                     any applicable state,
                                                     local or foreign tax laws
                                                     is not discussed.

                                                     If you are considering
                                                     purchasing the PLUS, you
                                                     are urged to consult your
                                                     own tax advisor with
                                                     regard to the application
                                                     of the U.S. federal income
                                                     tax laws to your
                                                     particular situation as
                                                     well as any tax
                                                     consequences arising under
                                                     any state, local or
                                                     foreign taxing
                                                     jurisdiction.

                                                     General

                                                     Pursuant to the terms of
                                                     the PLUS, we and every
                                                     investor in the PLUS agree
                                                     (in the absence of an
                                                     administrative
                                                     determination or judicial
                                                     ruling to the contrary) to
                                                     characterize a PLUS for
                                                     all tax purposes as a
                                                     single financial contract
                                                     with respect to the
                                                     Russell 2000 Index that
                                                     (i) requires the investor
                                                     to pay us at inception an
                                                     amount equal to the
                                                     purchase price of the PLUS
                                                     and (ii) entitles the
                                                     investor to receive at
                                                     maturity an amount in cash
                                                     based upon the performance
                                                     of the Russell 2000 Index.
                                                     The characterization of
                                                     the PLUS described above
                                                     is not, however, binding
                                                     on the IRS or the courts.
                                                     No statutory, judicial or
                                                     administrative authority
                                                     directly addresses the
                                                     characterization of the
                                                     PLUS (or of similar
                                                     instruments) for U.S.
                                                     federal income tax
                                                     purposes, and no ruling is
                                                     being requested from the
                                                     IRS with respect to their
                                                     proper characterization
                                                     and treatment. Due to the
                                                     absence of authorities
                                                     that directly address the
                                                     PLUS (or similar
                                                     instruments), Tax Counsel
                                                     is unable to render an
                                                     opinion as to their proper
                                                     characterization for U.S.
                                                     federal income tax
                                                     purposes. Significant
                                                     aspects of the U.S.
                                                     federal income tax
                                                     consequences of an
                                                     investment in the PLUS are
                                                     uncertain, and no
                                                     assurance can be given
                                                     that the IRS or the courts
                                                     will agree with the
                                                     characterization and tax
                                                     treatment described
                                                     herein. Accordingly, you
                                                     are urged to consult your
                                                     own tax advisor regarding
                                                     the U.S. federal income
                                                     tax consequences of an
                                                     investment in the PLUS
                                                     (including possible
                                                     alternative
                                                     characterizations of the
                                                     PLUS) and regarding any
                                                     tax consequences arising
                                                     under the laws of any
                                                     state, local or foreign
                                                     taxing jurisdiction.
                                                     Unless otherwise stated,
                                                     the following discussion
                                                     is based on the
                                                     characterization described
                                                     above.

                                                     U.S. Holders

                                                     As used herein, the term
                                                     "U.S. Holder" means a
                                                     beneficial owner of a PLUS
                                                     that for U.S. federal
                                                     income tax purposes is:

                                                     o  a citizen or resident
                                                        of the United States;
                                                     o  a corporation, or other
                                                        entity taxable as a
                                                        corporation, created or
                                                        organized under the
                                                        laws of the United
                                                        States or any political
                                                        subdivision thereof; or
                                                     o  an estate or trust the
                                                        income of which is
                                                        subject to United
                                                        States federal income
                                                        taxation regardless of
                                                        its source.

                                                     Tax Treatment of the PLUS

                                                     Tax basis.  A U.S. Holder's
                                                     tax basis in the PLUS will
                                                     equal the amount paid by
                                                     the U.S. Holder to acquire
                                                     the PLUS.

                                                     Settlement of the PLUS at
                                                     maturity. Upon receipt of
                                                     cash at maturity, a U.S.
                                                     Holder generally will
                                                     recognize long-term
                                                     capital gain or loss equal
                                                     to the difference between
                                                     the amount of cash
                                                     received and the U.S.
                                                     Holder's tax basis in the
                                                     PLUS.

                                                     Sale or exchange of the
                                                     PLUS. Upon a sale or
                                                     exchange of the PLUS prior
                                                     to their maturity, a U.S.
                                                     Holder will generally
                                                     recognize capital gain or
                                                     loss equal to the
                                                     difference between the
                                                     amount realized on the
                                                     sale or exchange and the
                                                     U.S. Holder's tax basis in
                                                     the PLUS sold or
                                                     exchanged. This gain or
                                                     loss will generally be
                                                     long-term capital gain or
                                                     loss if the U.S. Holder
                                                     held the PLUS for more
                                                     than one year at the time
                                                     of disposition.

                                                     Possible Alternative Tax
                                                     Treatments of an
                                                     Investment in the PLUS

                                                     Due to the absence of
                                                     authorities that directly
                                                     address the proper tax
                                                     treatment of the PLUS, no
                                                     assurance can be given
                                                     that the IRS will accept,
                                                     or that a court will
                                                     uphold, the
                                                     characterization and
                                                     treatment described above.
                                                     In particular, the IRS
                                                     could seek to analyze the
                                                     U.S. federal income tax
                                                     consequences of owning the
                                                     PLUS under Treasury
                                                     regulations governing
                                                     contingent payment debt
                                                     instruments (the
                                                     "Contingent Payment
                                                     Regulations").

                                                     If the IRS were successful
                                                     in asserting that the
                                                     Contingent Payment
                                                     Regulations applied to the
                                                     PLUS, the timing and
                                                     character of income
                                                     thereon would be
                                                     significantly affected.
                                                     Among other things, a U.S.
                                                     Holder would be required
                                                     to accrue original issue
                                                     discount on the PLUS every
                                                     year at a "comparable
                                                     yield" determined at the
                                                     time of their issuance.
                                                     Furthermore, any gain
                                                     realized by a U.S. Holder
                                                     at maturity or upon a sale
                                                     or other disposition of
                                                     the PLUS would generally
                                                     be treated as ordinary
                                                     income, and any loss
                                                     realized at maturity would
                                                     be treated as ordinary
                                                     loss to the extent of the
                                                     U.S. Holder's prior
                                                     accruals of original issue
                                                     discount, and as capital
                                                     loss thereafter.

                                                     Even if the Contingent
                                                     Payment Regulations do not
                                                     apply to the PLUS, other
                                                     alternative federal income
                                                     tax characterizations of
                                                     the PLUS are possible
                                                     which, if applied, could
                                                     also affect the timing and
                                                     the character of the
                                                     income or loss with
                                                     respect to the PLUS. It is
                                                     possible, for example,
                                                     that a PLUS could be
                                                     treated as a unit
                                                     consisting of a loan and a
                                                     forward contract, in which
                                                     case a U.S. Holder would
                                                     be required to accrue
                                                     original issue discount as
                                                     income on a current basis.
                                                     Accordingly, prospective
                                                     investors are urged to
                                                     consult their own tax
                                                     advisors regarding all
                                                     aspects of the U.S.
                                                     federal income tax
                                                     consequences of an
                                                     investment in the PLUS.

                                                     Backup Withholding and
                                                     Information Reporting

                                                     A U.S. Holder of the PLUS
                                                     may be subject to backup
                                                     withholding in respect of
                                                     amounts paid to the U.S.
                                                     Holder, unless the U.S.
                                                     Holder provides proof of
                                                     an applicable exemption or
                                                     a correct taxpayer
                                                     identification number, or
                                                     otherwise complies with
                                                     applicable requirements of
                                                     the backup withholding
                                                     rules. The amounts
                                                     withheld under the backup
                                                     withholding rules are not
                                                     an additional tax and may
                                                     be refunded, or credited
                                                     against the U.S. Holder's
                                                     U.S. federal income tax
                                                     liability, provided the
                                                     required information is
                                                     furnished to the IRS. In
                                                     addition, a U.S. Holder of
                                                     the PLUS may also be
                                                     subject to information
                                                     reporting requirements,
                                                     unless the U.S. Holder
                                                     provides proof of an
                                                     applicable exemption or
                                                     otherwise complies with
                                                     the applicable
                                                     requirements of the
                                                     information reporting
                                                     rules.

                                                     Non-U.S. Holders

                                                     The discussion under this
                                                     heading applies to you
                                                     only if you are a
                                                     "Non-U.S. Holder." A
                                                     Non-U.S. Holder is a
                                                     beneficial owner of a PLUS
                                                     that for U.S. federal
                                                     income tax purposes is:

                                                     o  a nonresident alien
                                                        individual;
                                                     o  a foreign corporation;
                                                        or
                                                     o  a foreign trust or
                                                        estate.

                                                     Tax Treatment upon
                                                     Maturity, Sale, Exchange
                                                     or Disposition of a PLUS.
                                                     A Non-U.S. Holder of the
                                                     PLUS will not be subject
                                                     to U.S. federal income or
                                                     withholding tax in respect
                                                     of amounts paid to the
                                                     Non-U.S. Holder, provided
                                                     that all Component Stocks
                                                     continue to be regularly
                                                     traded on an established
                                                     securities market, as
                                                     defined in the applicable
                                                     Treasury regulations,
                                                     except that gain from the
                                                     sale or exchange of the
                                                     PLUS or their settlement
                                                     at maturity may be subject
                                                     to U.S. federal income tax
                                                     if such Non-U.S. Holder is
                                                     a non-resident alien
                                                     individual and is present
                                                     in the United States for
                                                     183 days or more during
                                                     the taxable year of the
                                                     sale or exchange (or
                                                     settlement at maturity)
                                                     and certain other
                                                     conditions are satisfied.

                                                     If the PLUS were
                                                     recharacterized as debt
                                                     instruments, any payment
                                                     made to a Non-U.S. Holder
                                                     with respect to the PLUS
                                                     would not be subject to
                                                     U.S. federal withholding
                                                     tax, provided that the IRS
                                                     Form W-8BEN certification
                                                     requirements described
                                                     below under "--Information
                                                     Reporting and Backup
                                                     Withholding" were
                                                     satisfied and such
                                                     Non-U.S. Holder did not
                                                     own, actually or
                                                     constructively, 10 percent
                                                     or more of the total
                                                     combined voting power of
                                                     all classes of stock of
                                                     Morgan Stanley entitled to
                                                     vote and was not a bank
                                                     receiving interest
                                                     described in Section
                                                     881(c)(3)(A) of the Code.

                                                     Estate Tax. If a Non-U.S.
                                                     Holder is an individual
                                                     who will be subject to
                                                     U.S. federal estate tax
                                                     only with respect to U.S.
                                                     situs property (generally
                                                     an individual who at death
                                                     is neither a citizen
                                                     nor a domiciliary of the
                                                     United States) or an
                                                     entity the property of
                                                     which is potentially
                                                     includible in such an
                                                     individual's gross estate
                                                     for U.S. federal estate
                                                     tax purposes (for example,
                                                     a trust funded by such an
                                                     individual and with
                                                     respect to which the
                                                     individual has retained
                                                     certain interests or
                                                     powers), the Non-U.S.
                                                     Holder should note that,
                                                     absent an applicable
                                                     treaty benefit, a PLUS may
                                                     be treated as U.S. situs
                                                     property for U.S. federal
                                                     estate tax purposes. Such
                                                     Non-U.S. Holders are urged
                                                     to consult their own tax
                                                     advisors regarding the
                                                     U.S. federal estate tax
                                                     consequences of investing
                                                     in the PLUS.

                                                     Information Reporting and
                                                     Backup Withholding.
                                                     Information returns may be
                                                     filed with the IRS in
                                                     connection with the
                                                     payment on the PLUS at
                                                     maturity as well as in
                                                     connection with the
                                                     proceeds from a sale,
                                                     exchange or other
                                                     disposition. A Non-U.S.
                                                     Holder will be subject to
                                                     backup withholding in
                                                     respect of amounts paid to
                                                     the Non-U.S. Holder,
                                                     unless such Non-U.S.
                                                     Holder complies with
                                                     certain certification
                                                     procedures establishing
                                                     that it is not a U.S.
                                                     person for U.S. federal
                                                     income tax purposes (e.g.,
                                                     by providing a completed
                                                     IRS Form W-8BEN
                                                     certifying, under
                                                     penalties of perjury, that
                                                     such Non-U.S. Holder is
                                                     not a U.S. person) or
                                                     otherwise establishes an
                                                     exemption. The amount of
                                                     any backup withholding
                                                     from a payment to a
                                                     Non-U.S. Holder will be
                                                     allowed as a credit
                                                     against the Non-U.S.
                                                     Holder's U.S. federal
                                                     income tax liability and
                                                     may entitle the Non-U.S.
                                                     Holder to a refund,
                                                     provided that the required
                                                     information is furnished
                                                     to the IRS.